UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Financings

On November 7, 2022, Spirit AeroSystems Holdings, Inc. (the “Company”) issued press releases announcing that Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), (1) intends to offer senior secured first lien notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act, and (2) has commenced an offer to purchase for cash any and all of the $500 million outstanding principal amount of its 5.500% Senior Secured First Lien Notes due 2025 (the “2025 First Lien Notes”) and to solicit consents to amend certain provisions of the indenture relating to the 2025 First Lien Notes to eliminate certain restrictive covenants and certain events of default and to release all of the collateral. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

In addition, on November 7, 2022, the Company plans to meet with prospective lenders to discuss a proposed refinancing of Spirit’s existing term loan B credit facility. During those meetings, the Company plans to update and supplement certain disclosures, as described herein.

EBITDA and Adjusted EBITDA

The Company plans to present EBITDA and Adjusted EBITDA (each as defined below) in connection with its meetings. EBITDA and Adjusted EBITDA are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as a substitute for net (loss) income or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

The Company believes that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about its operating profitability adjusted for certain non-cash items and other gains and expenses that the Company believes are not part of its core operating business and are not an indication of the Company’s future earnings performance.

The Company defines “EBITDA” as net (loss) income adjusted for equity in net income (loss) of affiliates, income tax (benefit) provision, other (income) expense, net, interest expense and financing fee amortization, depreciation and amortization expense and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA plus or minus certain non-cash or non-recurring items, including (i) employee stock based compensation expense, (ii) forward-loss charges, (iii) cumulative catch-up adjustments, (iv) loss on disposition of assets, (v) Russian sanctions (excluding forward losses), (vi) M&A-related expenses and (vii) restructuring costs. Management believes that excluding these non-cash or non-recurring items provides a better understanding of the underlying trends in the Company’s operating performance and allows more accurate comparisons of the Company’s operating results to historical performance. Adjusted EBITDA does not take into account certain significant items that directly affect the Company’s net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income as calculated in accordance with GAAP.

The Company’s EBITDA and Adjusted EBITDA for the nine months ended September 29, 2022 and September 30, 2021, the twelve months ended September 29, 2022 and the years ended December 31, 2021, 2020 and 2019 are set forth below.

	Nine Months Ended		Twelve Months Ended
	September 29,	September 30,	September 29,	Year Ended December 31,
	2022	2021	2022	2021	2020	2019

	(in millions)
EBITDA	111.3	(137.9)	119.6	(129.6)	(536.7)	1,000.6
Adjusted EBITDA	346.4	93.6	370.7	159.8	19.1	1,139.4

The following table reconciles net (loss) income to EBITDA and Adjusted EBITDA:

	Nine Months Ended		Twelve Months Ended
	September 29,	September 30,	September 29,	Year Ended December 31,
	2022	2021	2022	2021	2020	2019

	(in millions)
Net (loss) income	$(302.6)	$(420.5)	$(422.9)	$(540.8)	$(870.3)	$530.1
Add (subtract)
Equity in net income (loss) of affiliates	1.2	1.9	2.1	2.8	4.6	0.2
Income tax (benefit) provision	18.4	(0.6)	1.8	(17.2)	(220.2)	132.8
Other (income) expense, net	(30.2)	(138.7)	(38.1)	(146.6)	77.8	5.8
Interest expense and financing fee amortization	170.8	177.7	235.7	242.6	195.3	91.9
Operating (loss) income	$(142.4)	$(380.2)	$(221.4)	$(459.2)	$(812.8)	$760.8
Depreciation and amortization expense	253.2	241.9	338.9	327.6	277.6	251.7
Amortization expense(a)	0.5	0.4	2.1	2.0	(1.5)	(11.9)
EBITDA	$111.3	$(137.9)	$119.6	$(129.6)	$(536.7)	$1,000.6

Adjustments to EBITDA
Employee stock based compensation	28.7	19.6	34.9	$25.8	$24.2	$36.1
Forward-loss charges	136.6	195.0	183.1	241.5	370.3	63.5
Cumulative catch-up adjustments	26.2	2.5	28.7	5.0	30.4	2.0
Loss on disposition of assets	0.8	2.3	2.6	4.1	26.4	4.9
Russian sanctions (excluding forward losses)	41.9	—	41.9	—	—	—
M&A-related expenses	0.7	4.0	1.5	4.8	31.5	32.3
Restructuring costs	0.2	8.1	0.3	8.2	73.0	—
Adjusted EBITDA	$346.4	$93.6	$412.6	$159.8	$19.1	$1,139.4

(a)        Includes accretion of customer supply agreement and grant liability amortization.

The information contained under this Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, or an offer to purchase or a solicitation of an offer to sell, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01	Other Events.

From time to time, the Company discloses its expected backlog associated with large commercial aircraft, business and regional jets, and military equipment deliveries, calculated based on contractual and historical product prices and expected delivery volumes. As of September 29, 2022, the Company’s expected backlog associated with large commercial aircraft, business and regional jets, and military equipment deliveries, calculated based on contractual and historical product prices and expected delivery volumes, was approximately $36 billion, approximately 85% of which related to narrowbody units. This is an increase of $1.4 billion from the corresponding estimate as of December 31, 2021. See the Company’s Annual Report on Form 10-K, including Item 1A. “Risk Factors—Risks Related to Our Business—Our backlog is subject to change due to the COVID-19 pandemic and other factors,” for additional information on the Company’s backlog.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, beliefs, assumptions and estimates, and on information currently available to us, all of which are subject to change, and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, as discussed further in the attached press releases. Additional information concerning potential factors that could affect the Company’s financial results are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 7, 2022, titled “Spirit AeroSystems Announces Private Offering of $800 Million of Senior Secured First Lien Notes Due 2029.”
99.2	Press Release, dated November 7, 2022, titled “Spirit AeroSystems Commences Cash Tender Offer and Consent Solicitation for Any and All of Its Outstanding 5.500% Senior First Lien Notes Due 2025.”
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: November 7, 2022	By:	/s/ Mindy McPheeters
		Name:	Mindy McPheeters
		Title:	Senior Vice President, General Counsel and Corporate Secretary